Stephens Investor Field Trip February 2018 David Brooks, Chairman, CEO and President Michelle Hickox, EVP and CFO Exhibit 99.1

Safe Harbor Statement 1 From time to time, our comments and releases may contain ―forward-looking statements‖ within the meaning of the Private Securities Litigation Reform Act of 1995 (the ―Act‖). Forward-looking statements can be identified by words such as ―believes,‖ ―anticipates,‖ ―expects,‖ ―forecast,‖ ―guidance,‖ ―intends,‖ ―targeted,‖ ―continue,‖ ―remain,‖ ―should,‖ ―may,‖ ―plans,‖ ―estimates,‖ ―will,‖ ―will continue,‖ ―will remain,‖ variations on such words or phrases, or similar references to future occurrences or events in future periods; however, such words are not the exclusive means of identifying such statements. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, expenses, income or loss, earnings or loss per share, and other financial items; (ii) statements of plans, objectives, and expectations of Independent Bank Group or its management or Board of Directors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Forward-looking statements are based on Independent Bank Group’s current expectations and assumptions regarding its business, the economy, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks, and changes in circumstances that are difficult to predict. Independent Bank Group’s actual results may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance. Many possible events or factors could affect our future financial results and performance and could cause such results or performance to differ materially from those expressed in forward looking statements. These factors include, but are not limited to, the following: (1) The Company’s ability to sustain its current internal growth rate and total growth rate; (2) changes in geopolitical, business and economic events, occurrences and conditions, including changes in rates of inflation or deflation, nationally, regionally and in the Company’s target markets, particularly in Texas and Colorado; (3) worsening business and economic conditions nationally, regionally and in the Company’s target markets, particularly in Texas and Colorado, and the geographic areas in those states in which the Company operates; (4) the Company’s dependence on its management team and its ability to attract, motivate and retain qualified personnel; (5) the concentration of the Company’s business within its geographic areas of operation in Texas and Colorado; (6) changes in asset quality, including increases in default rates and loans and higher levels of nonperforming loans and loan charge-offs; (7) concentration of the loan portfolio of Independent Bank, before and after the completion of acquisitions of financial institutions, in commercial and residential real estate loans and changes in the prices, values and sales volumes of commercial and residential real estate; (8) the ability of Independent Bank to make loans with acceptable net interest margins and levels of risk of repayment and to otherwise invest in assets at acceptable yields and presenting acceptable investment risks; (9) inaccuracy of the assumptions and estimates that the managements of Independent Bank and the financial institutions that it acquires make in establishing reserves for probable loan losses and other estimates; (10) lack of liquidity, including as a result of a reduction in the amount of sources of liquidity, that the Company currently has; (11) material increases or decreases in the amount of deposits held by Independent Bank or other financial institutions that the Company acquires and the cost of those deposits; (12) the Company’s access to the debt and equity markets and the overall cost of funding its operations; (13) regulatory requirements to maintain minimum capital levels or maintenance of capital at levels sufficient to support the Company’s anticipated growth; (14) changes in market interest rates that affect the pricing of the loans and deposits of each of Independent Bank and the financial institutions that the Company acquires and the net interest income of each of Independent Bank and the financial institutions that the Company acquires; (15) fluctuations in the market value and liquidity of the securities the Company holds for sale, including as a result of changes in market interest rates; (16) effects of competition from a wide variety of local, regional, national and other providers of financial, investment and insurance services; (17) the institution and outcome of, and costs associated with, litigation and other legal proceedings against one of more of the Company, Independent Bank and financial institutions that the Company acquires or to which any of such entities is subject; (18) the occurrence of market conditions adversely affecting the financial industry generally; (19) the impact of recent and future legislative and regulatory changes, including changes in banking, securities and tax laws and regulations and their application by the Company’s regulators, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act, or the Dodd-Frank Act, specifically the Dodd-Frank Act stress testing requirements as the Company approaches $10 billion in total assets, and changes in federal government policies; (20) changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the Financial Accounting Standards Board, the SEC and the Public Company Accounting Oversight Board, or PCAOB, as the case may be; (21) governmental monetary and fiscal policies; (22) changes in the scope and cost of FDIC insurance and other coverage; (23) the effects of war or other conflicts, acts of terrorism (including cyber attacks) or other catastrophic events, including storms, droughts, tornadoes, hurricanes and flooding, that may affect general economic conditions; (24) the Company’s actual cost savings resulting from previous or future acquisitions are less than expected, it is unable to realize those cost savings as soon as expected, or it incurs additional or unexpected costs; (25) the Company’s revenues after previous or future acquisitions are less than expected; (26) the liquidity of, and changes in the amounts and sources of liquidity available to, us, before and after the acquisition of any financial institutions that the Company acquires; (27) deposit attrition, operating costs, customer loss and business disruption before and after the Company’s completed acquisitions, including, without limitation, difficulties in maintaining relationships with employees, may be greater than the Company expected; (28) the effects of the combination of the operations of financial institutions that the Company acquired in the recent past or may acquire in the future with the Company’s operations and the operations of Independent Bank, the effects of the integration of such operations being unsuccessful, and the effects of such integration being more difficult, time-consuming or costly than expected or not yielding the cost savings that the Company expects; (29) the impact of investments that the Company or Independent Bank may have made or may make and the changes in the value of those investments; (30) the quality of the assets of financial institutions and companies that the Company has acquired in the recent past or may acquire in the future being different than the Company determined or determine in its due diligence investigation in connection with the acquisition of such financial institutions and any inadequacy of loan loss reserves relating to, and exposure to unrecoverable losses on, loans acquired; (31) the Company’s ability to continue to identify acquisition targets and successfully acquire desirable financial institutions to sustain its growth, to expand its presence in its markets and to enter new markets; (32) technology-related changes are harder to make or are more expensive than expected; (33) attacks on the security of, and breaches of, the Company or Independent Bank’s digital information systems, the costs the Company or Independent Bank incur to provide security against such attacks and any costs and liability the Company or Independent Bank incurs in connection with any breach of those systems; (34) the potential impact of technology and ―FinTech‖ entities on the banking industry generally, and (35) our success at managing the risks involved in the foregoing items; and (36) the other factors that are described in the Company’s Annual Report on Form 10-K filed on March 8, 2017, under the heading ―Risk Factors‖, and other reports and statements filed by the Company with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. Factors or events that could cause the Company’s actual results to differ may emerge from time to time, and it is not possible for the Company to predict all of them. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

(1) Excludes mortgage warehouse purchase loans (2) Includes $5,528 charge to remeasure deferred taxes as a result of the enactment of the Tax Cuts and Jobs Act (3) Excludes income recognized on acquired loans of $2,463 (4) Non-GAAP financial measure. See Appendix for reconciliation. Company Snapshot Overview Branch Map as of December 31, 2017 DFW Metropolitan Colorado • Headquartered in McKinney, Texas • 100+ years of operating history • 70 banking offices • Dallas-Fort Worth metropolitan area • Greater Austin area • Houston metropolitan area • Colorado Front Range area • Acquired six financial institutions, adding $4.9 billion in assets, since IPO in 2013 • Ninth largest bank by deposits headquartered in Texas Financial Highlights as of and for the Quarter Ended December 31, 2017 Balance Sheet Highlights ($ in millions) Total Assets $ 8,684 Total Loans Held for Investment 6,474 Total Deposits 6,633 Equity 1,336 Asset Quality Nonperforming Asset Ratio 0.26 % Nonperforming Loans to Total Loans Held for Investment (1) 0.24 Net Charge-off Ratio (annualized) 0.02 Capital Ratios Tier 1 Risk Based 10.04 % Total Risk Based 12.55 Tangible Common Equity to Tangible Assets 8.37 Profitability Net Income (2) $ 19.2 Adjusted Net Interest Margin (3)(4) 3.84 % Adjusted Efficiency Ratio (4) 50.06 Adjusted Return on average assets (4) 1.15 2 Houston Metropolitan Greater Austin

Fourth Quarter Key Highlights 3 • Solid earnings with increases across major income related metrics ◦ Adjusted (non-GAAP) net income was $25.3 million, or $0.90 per diluted share, compared to $24.8 million, or $0.89 per diluted share, for third quarter 2017 ◦ Adjusted (non-GAAP) return on average assets increased to 1.15%, from third quarter 2017 of 1.13% ◦ Improved adjusted (non-GAAP) efficiency ratio of 50.1%, compared to 51.2% for third quarter 2017 • Organic loan growth of 11.6% for the quarter (annualized) and 12.2% since year end 2016 • Announced acquisition of Integrity Bancshares, Inc. and its subsidiary, Integrity Bank, that is projected to be accretive to earnings per share with minimal dilution to tangible book value • Completed a primary/secondary equity offering, raising $26.8 million (net of offering costs) and a $30 million subordinated debt offering, which enhanced the Company's capital position • Sharpened footprint and focus on Colorado Front Range with the successful sale of nine Colorado branches transferring approximately $99 million in loans and $160 million in deposits

Fourth Quarter Selected Financial Data

($ in thousands except per share data)

Balance Sheet Data	As of and for the Quarter Ended December 31, 2017	September 30, 2017	December 31, 2016	Linked Quarter Change	Annual Change
Total assets	$ 8,684,463	$ 8,891,114	$ 5,852,801	(2.3)%	48.4%
Loans held for investment (gross, excluding mortgage warehouse purchase loans)	6,309,549	6,226,343	4,572,771	1.3	38.0
Mortgage warehouse purchase loans	164,694	138,561	—	18.9	100.0
Total deposits	6,632,822	6,872,631	4,577,109	(3.5)	44.9
Total borrowings (excluding junior subordinated debentures)	667,578	683,492	568,045	(2.3)	17.5
Total stockholders' equity	1,336,018	1,281,460	672,365	4.3	98.7
Earnings and Profitability Data					
Net interest income	$ 75,254	$ 72,857	$ 46,526	3.3%	61.7%
Net interest margin	3.97%	3.85%	3.59%	3.1	10.6
Non-interest income	$ 13,579	$ 12,130	$ 5,224	11.9	159.9
Non-interest expense	49,553	47,904	27,361	3.4	81.1
Net income (1)	19,193	23,514	14,775	(18.4)	29.9
Basic EPS	$ 0.69	$ 0.85	$ 0.79	(18.8)	(12.7)
Diluted EPS	$ 0.68	$ 0.84	$ 0.79	(19.0)	(13.9)
Adjusted net interest margin (2) (3)	3.84%	3.80%	3.58%	1.1	7.3
Adjusted net income (3)	$ 25,313	$ 24,829	$ 15,541	1.9	62.9
Adjusted basic EPS (3)	$ 0.91	$ 0.89	$ 0.83	2.2	9.6
Adjusted diluted EPS (3)	$ 0.90	$ 0.89	$ 0.83	1.1	8.4
Return on average assets	0.87%	1.07%	1.03%	(18.7)	(15.5)
Adjusted return on average assets (3)	1.15%	1.13%	1.08%	1.8	6.5

(1) Includes $5,528 charge to remeasure deferred taxes as a result of the enactment of the Tax Cuts and Jobs Act for the quarter ended December 31, 2017.
(2) Non-GAAP financial measure. Excludes income recognized on acquired loans of $2,463, $905 and $51, respectively.
(3) See Appendix for non-GAAP reconciliation

4

Among Strongest Economies in USA

Texas


FORTUNE 500 COMPANIES IN TEXAS
The Lone Star State is home to 50 Fortune 500 corporate headquarters.
TEXAS WIDE OPEN FOR BUSINESS

- **Texas ranks #3** for Fortune 500 companies with 50 companies headquartered in Texas (2017)
- Forbes list **Texas #2** as **best state for business** and **#1 in economic climate** (2017)
  - Second fastest economic growth
  - Headquarters to 100 of the1,000 largest public and private companies in the United States
- Population - 28.7 million, **2nd largest State** (2018)
  - Second fastest-growing state with a growth rate of 1.41% in 2018
- Projected household income growth of 9.51% through 2023 versus 8.86% for the Nation (2017)
- Texas unemployment rate of 4.0% which is more favorable than the United States at 4.2% (September 2017)
- Home to **six** top universities and **eleven** professional sports teams
- U.S. News ranks three of the major metro areas in their top 20 in the **100 Best Places to Live in the USA 2017**

  (#1) Austin **(#15) Dallas-Fort Worth** **(#20) Houston**
- Three out of four of Texas' major metro areas were ranked in the top 15 on Forbes' **The Best Cities For Jobs 2017.** (Forbes, May, 2017)

  (#1) Dallas **(#7) Austin** **(#12) San Antonio**

Colorado

- Forbes list **Colorado #8** as **best state for business** and **#3 in economic climate** (2017)
  - Colorado is expected to have the second fastest job growth over the next five years per EMSI data.
- Population - 5.7 million, 21st largest State (2018)
  - 2018 growth rate of 1.37%
- Projected household income growth of 9.54% through 2021 versus 8.86% for the Nation (2017)
- Colorado unemployment rate of 2.5% which is more favorable to United States at 4.2% (September 2017)
- Home to **six** top universities and **five** professional sports teams
- U.S. News ranks two of the major metro areas in their top 20 in the **100 Best Places to Live in the USA 2017**

  (#2) Denver **(#11) Colorado Springs**
- Colorado consistently ranks among the top five states for business
- High levels of education are a key factor in the booming growth of the area's economy and workforce.
- Denver was ranked #11 in the top 15 on Forbes' **The Best Cities For Jobs 2017.** (Forbes, May, 2017)

Source: S&P Global Market Intelligence, Forbes, World Population Review, Texas Wide Open Spaces, U.S. Census Bureau, Bureau of Labor Statistics, Dallas Office of Economic Development, Dallas Chamber of Commerce, Austin Chamber of Commerce, Greater Houston Partnership, Denver.org., Choose Colorado, Select Georgia, Denver Post, U.S. News

5

Market Highlights

IBTX operates in five of the top twenty **The Best Places For Business And Careers** (Forbes.com, 2017 Ranking)

(#4) Denver

(#8) Austin

(#10) Dallas

(#17) Fort Collins

(#18) Colorado Springs

Metropolitan Statistical Area	IBTX Market Rank 2017	# of IBTX Branches 2017	Total Population (1)
Dallas-Fort Worth-Arlington, TX	12	38	7,418,556
Houston-The Woodlands-Sugar Land, TX	23	10	6,980,780
Austin-Round Rock, TX	11	6	2,130,664
Sherman-Denison, TX	3	6	129,797
Waco, TX	11	2	270,857
Colorado Springs, CO	11	4	729,498
Denver-Aurora-Lakewood, CO	44	2	2,933,089
Greeley, CO	21	1	304,882
Fort Collins, CO	22	1	350,005
Total		**70**	**21,248,128**

DFW Metroplex/North Texas Region

- The seventh largest MSA in the United States (2017)
  - 26% of total state population
  - Ranked 7th in Strongest U.S. MSA (2018)
- 656 locally-headquartered companies with 1,000+ employees

Austin/Central Texas Region

- Austin is the 11th largest city in the United States
  - Fastest Growing MSA among top 50 MSAs in U.S. (2018)
  - Ranked 1st in Strongest U.S. MSA (2018)
- Headquarters to several public high tech companies

Houston Region

- The fourth largest MSA in the United States (2017)
  - 24% of total state population
  - 4th largest city in the United States and the largest in Texas (2017)

Denver

- 21st most populous city in the United States
- Ranked 10th in Strongest U.S. MSA (2018)
- Annual population growth of 1.9% per year since 2010

Colorado Springs

- Home to the largest Military base in Colorado
- 2nd largest city in Colorado

Greeley

- Annual population growth of 2.1% per year since 2010

Fort Collins

- The 4th largest city in Colorado
- Ranked 8th in Best Cities for Job Growth (2017)
- Fort Collins is the 4th largest city in Colorado

Source: S&P Global Market Intelligence, World Population Review, Forbes, Dallas.org, U.S. Census Bureau, Bureau of Labor Statistics, Dallas Office of Economic Development, Dallas Chamber of Commerce, Austin Chamber of Commerce, Greater Houston Partnership, Denver.org., Choose Colorado, Select Georgia, Denver Post, U.S. News, Dallas news, Houston .org, Policom Corporation, newgeography.com

(1) Population data from S&P Global Market Intelligence as of June 2017

6

IBTX Demonstrated Growth 7 (1) Includes $5,528 charge to remeasure deferred taxes as a result of the enactment of the Tax Cuts and Jobs Act for the year and quarter ended December 31, 2017. (2) See Appendix for non-GAAP reconciliation Interest Income, Net Interest Income and NIM Earnings Per Share and Adjusted Earnings Per Share Trends (diluted)

8 (1) See Appendix for non-GAAP reconciliation Adjusted Efficiency Ratio Adjusted Efficiency Ratio Trends (1)

Deposit Mix and Pricing (1) Average rate for total deposits 2017 YTD Average Rate for Interest-bearing deposits: 0.63% 9

Loan Portfolio Composition Loan Composition at 12/31/2017 CRE Loan Composition at 12/31/2017 Loans by Region at 12/31/2017 10 2017 YTD adjusted loan yield: 4.88% (1) (1) Non-GAAP financial measure. Excludes $4,063 of income recognized on acquired loans.

Commercial Real Estate (CRE) and Construction and Development (C&D) 11 Retail CRE and C&D Composition at 12/31/2017 CRE and C&D Concentrations at 12/31/2017 • 574 Retail Loans • 33 Loans > $5MM • 1.64 AVG DSCR (1) • 63% AVG LTV (1) (1) Loans greater than $500 thousand Loans > $500 thousand

Energy Lending (in millions) 12

Historically Strong Credit Culture 13 NPLs / Loans Note: Financial data as of and for quarter ended September 30, 2017 for peer data and December 31, 2017 for IBTX. Interim chargeoff data annualized. Source: U.S. and Texas Commercial Bank numbers from S&P Global Market Intelligence. NCOs / Average Loans

Total Capital, Tier 1 and TCE/TA Ratios (1) Capital (1) See Appendix for non-GAAP reconciliation 14

Acquisition of Integrity Bancshares · Houston bank established in 2007 · Over $800 million in total assets as of September 30, 2017 – 37% total asset CAGR since inception · Noninterest bearing deposits to total deposits of ~33% · High performing bank with ROAA, ROAE, and Net Interest Margin consistently above peers · Strong ROAA driven by a yield on loans of ~5.5%, and a sub 55% efficiency ratio (2) · Skilled team of experienced bankers · Attractive market footprint, including branch locations in central Houston, The Woodlands, Katy and Southeast Houston Financial Summary (1) Source: S&P Global Market Intelligence and Integrity Bancshares, Inc. as of September 30, 2017 (1) Data as of and for the nine months ended September 30, 2017 (2) Efficiency ratio represents noninterest expense divided by the sum of net interest income and noninterest income 15 Balance Sheet Data Total Assets ($M) 804.9 Total Loans ($M) 661.3 Total Deposits ($M) 678.9 Loans to Deposits (%) 97.3 Profitability Data (YTD) Net Income ($M) 6.9 Return on Average Assets (%) 1.23 Net Interest Margin (%) 4.27 Efficiency Ratio (%) (2) 54.4 Asset Quality (%) Nonperforming Assets to Assets (%) 0.21 Reserve to Loans (%) 1.19 Net Charge-offs Avg. Loans (%) 0.01

Continued Houston Expansion

- Integrity's Central Houston/downtown headquarters provides for close proximity and easy access to the central business district
- New market expansion into Katy and Southeast Houston
- Immediate accretion to earnings per share; tangible book value earnback of less than 1.5 years
- Pro forma, Independent will be ranked 9th in deposit market share in the Houston MSA amongst Texas-based banks

Houston MSA[1] Deposit Market Share

2017 Rank	Texas Institutions	2017 Branches	2017 Deposits ($M)	2017 Market Share (%)
1	Prosperity Bancshares Inc.	58	5,029	2.15
2	Cullen/Frost Bankers Inc.	35	4,404	1.88
3	Woodforest Financial Grp Inc.	103	3,347	1.43
4	Comerica Inc.	48	3,166	1.35
5	Cadence Bancorp.	10	3,096	1.32
6	Texas Capital Bancshares Inc.	2	2,539	1.09
7	Allegiance Bancshares Inc.	16	2,125	0.91
8	Green Bancorp Inc.	13	1,916	0.82
	Pro Forma	**14**	**1,661**	**0.71**
9	CBTX Inc.	16	1,324	0.57
10	Post Oak Bancshares Inc.	12	1,114	0.48
12	Independent Bank Group Inc.	10	1,013	0.43
17	Integrity Bancshares Inc.	4	648	0.28

Pro Forma Houston Footprint


Karen
Splendora
Shenandoah
The Woodlands
Porter Heights
Roman Forest
Stagecoach
Porter
Rose Hill
Klein
Humble
Atascocita
Aldine
Jersey Village
Hudson
Crosby
Barrett
Sheldon
Highlands
Katy
Hunters Creek Village
Houston
Jacinto City
Channelview
Cinco Ranch
West University Place
Galena Park
Bellaire
Pasadena
Deer Park
South Houston
Meadows
Pecan Grove
New Territory
Missouri City
Richmond
Brookside Village
Rosenberg
Greatwood
Pearland
Friendswood
Arcola
League City
Pleak
Manvel
IBTX (10)
Integrity (4)

Source: S&P Global Market Intelligence
(1) Houston MSA includes Houston, The Woodlands and Sugar Land; Texas headquartered banks only
Note: Deposit data as of June 30, 2017 per FDIC filings

16

Acquisition Terms and Merger Multiples Aggregate Deal Value $181.6 million (1) Shares Issued 2,072,131 shares of IBTX stock Aggregate Cash Consideration $31,600,000 Consideration Structured as 80% stock / 20% cash Minimum Tangible Common Equity $84 million required at close Approval Requirements Integrity Bancshares shareholders, as well as customary regulatory approvals Anticipated Closing Second quarter of 2018 Major Assumptions Cost Saves 35% Loan and OREO Mark $7.9 Million (1) Based on an IBTX closing stock price of $72.40 on January 30, 2018 (2) Based on an IBTX stock price of $61.00 (3) Integrity Bancshares financial data as of September 30, 2017 (4) Core deposits calculated as total deposits less CDs > $100,000 17 Integrity Bancshares - Transaction Multiples Negotiated Value (2) Current Value (1) $158.0 million $181.6 million Price / Tangible Book Value (3) 1.88x 2.16x Price / LTM Net Income (3) 17.2x 19.3x Price / Est. 2018 Net Income 14.7x 13.3x Core Deposit Premium (3)(4) 12.4% 13.4%

18 Impact of Potentially Crossing $10 Billion in Assets • We believe we will likely cross the $10 billion threshold by the third quarter of 2018 • The Durbin amendment is anticipated to take effect in July of 2019, with estimated current annual interchange revenue lost of $2.3 million • DFAST preparation currently in process with estimated total implementation costs of $2 million, and a total ongoing annual cost of $500,000 to $1 million • We continue to invest in the people, processes and systems necessary to operate successfully as a $10+ billion institution

Experienced Management Team 19 Name / Title Background David R. Brooks Chairman of the Board, CEO & President, Director · -38 years in the financial services industry; 30 years at Independent Bank · -Active in community banking since the early 1980s - led the investor group that acquired Independent Bank in 1988 Daniel W. Brooks Vice Chairman, Chief Risk Officer, Director · -35 years in the financial services industry; 29 years at Independent Bank · -Active in community banking since the late 1980s Brian E. Hobart Vice Chairman, Chief Lending Officer · -24 years in the financial services industry; 13 years at Independent Bank · -Since 2009 has functioned as Chief Lending Officer of the Company Michelle S. Hickox EVP, Chief Financial Officer · -28 years in the financial services industry; 6 years at Independent Bank · -Previously a Financial Services Audit Partner at RSM US LLP James C. White EVP, Chief Operations Officer · -Over 30 years in the financial services industry · -Previously served as EVP/COO of Texas Capital Bank

Appendix 20

APPENDIX

Supplemental Information - Non-GAAP Financial Measures (unaudited)

Reconciliation of Adjusted Net Income, Adjusted Efficiency Ratio and Adjusted EPS--Quarterly Periods

		For the Quarters Ended				
($ in thousands except per share data)		December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017	December 31, 2016
Net Interest Income - Reported	(a)	**75,254**	**72,857**	**69,500**	**47,867**	**46,526**
Income recognized on acquired loans		(2,463)	(905)	(572)	(123)	(51)
Adjusted Net Interest Income	(b)	**72,791**	**71,952**	**68,928**	**47,744**	**46,475**
Provision Expense - Reported	(c)	1,897	1,873	2,472	2,023	2,197
Noninterest Income - Reported	(d)	13,579	12,130	10,995	4,583	5,224
Gain on sale of loans		—	(338)	(13)	—	—
(Gain) loss on sale of branch		(3,044)	127	—	—	—
(Gain) loss on sale of OREO and repossessed assets		(876)	—	26	—	—
Gain on sale of securities		(72)	—	(52)	—	—
Loss (gain) on sale of premises and equipment		6	21	(1)	(5)	—
Recoveries on charged off loans acquired		(65)	(994)	(123)	—	—
Adjusted Noninterest Income	(e)	**9,528**	**10,946**	**10,832**	**4,578**	**5,224**
Noninterest Expense - Reported	(f)	49,553	47,904	51,328	28,028	27,361
OREO impairment		(375)	(917)	(120)	—	—
IPO related stock grant		(128)	(128)	(127)	(125)	(127)
Acquisition expense		(6,509)	(3,013)	(7,278)	(459)	(1,075)
Adjusted Noninterest Expense	(g)	**42,541**	**43,846**	**43,803**	**27,444**	**26,159**
Income Tax Expense Reported	(h)	**18,190**	**11,696**	**8,561**	**6,728**	**7,417**
Adjusted Net Income (1)	(b) - (c) + (e) - (g) = (i)	**25,313**	**24,829**	**22,746**	**15,990**	**15,541**
Average shares for basic EPS	(j)	27,933,201	27,797,779	27,782,584	18,908,679	18,613,975
Average shares for diluted EPS	(k)	28,041,371	27,901,579	27,887,485	19,015,810	18,716,614
Adjusted Basic EPS	(i) / (j)	**$ 0.91**	**$ 0.89**	**$ 0.82**	**$ 0.85**	**$ 0.83**
Adjusted Diluted EPS	(i) / (k)	**$ 0.90**	**$ 0.89**	**$ 0.82**	**$ 0.84**	**$ 0.83**
EFFICIENCY RATIO						
Amortization of core deposit intangibles	(l)	$ 1,328	$ 1,409	$ 1,410	$ 492	$ 492
Reported Efficiency Ratio	(f - l) / (a + d)	**54.29%**	**54.71%**	**62.01%**	**52.50%**	**51.92%**
Adjusted Efficiency Ratio	(g - l) / (b + e)	**50.06%**	**51.19%**	**53.15%**	**51.51%**	**49.65%**
PROFITABILITY						
Total Average Assets	(m)	$ 8,702,597	$ 8,726,847	$ 8,478,360	$ 5,880,473	$ 5,729,160
Return on Average Assets (annualized)	(a - c + d - f - h) / (m)	**0.87%**	**1.07%**	**0.86%**	**1.08%**	**1.03%**
Adjusted Return on Average Assets (annualized)	(i) / (m)	**1.15%**	**1.13%**	**1.08%**	**1.10%**	**1.08%**

(1) Excludes $5,528 charge to remeasure deferred taxes as a result of the enactment of the Tax Cuts and Jobs Act and $259 thousand of one-time nondeductible tax expense and assumes the resulting normalized effective tax rate of 33.2% for the quarter ended December 31, 2017. Assumes an actual effective tax rate of 33.2%, 32.1%, 30.0% and 33.4%, for the quarters ended September 31, 2017, March 31, 2017 and December 31, 2016, respectively.

21

APPENDIX

Supplemental Information - Non-GAAP Financial Measures (unaudited)

Reconciliation of Adjusted Net Income, Adjusted Efficiency Ratio and Adjusted EPS--Annual Periods

($ in thousands except per share data)		For the Year Ended December 31, 2017	2016	2015
Net Interest Income - Reported	(a)	**265,478**	**183,806**	**154,098**
Income recognized on acquired loans		(4,063)	(1,765)	(1,272)
Adjusted Net Interest Income	(b)	**261,415**	**182,041**	**152,826**
Provision Expense - Reported	(c)	8,265	9,440	9,231
Noninterest Income - Reported	(d)	41,287	19,555	16,128
Gain on sale of loans		(351)	—	(116)
(Gain) loss on sale of branch		(2,917)	43	—
Gain on sale of OREO and repossessed assets		(850)	(62)	(290)
Gain on sale of securities		(124)	(4)	(134)
Loss (gain) on sale of premises and equipment		21	(32)	358
Recoveries on charged off loans acquired		(1,182)	—	—
Adjusted Noninterest Income	(e)	**35,884**	**19,500**	**15,946**
Noninterest Expense - Reported	(f)	176,813	113,790	103,198
Senior leadership restructuring		—	(2,575)	—
OREO Impairment		(1,412)	(106)	(35)
IPO related stock grant		(508)	(543)	(624)
Acquisition Expense		(17,259)	(3,121)	(3,954)
Adjusted Noninterest Expense	(g)	**157,634**	**107,445**	**98,585**
Income Tax Expense Reported	(h)	**$ 45,175**	**$ 26,591**	**$ 19,011**
Adjusted Net Income (1)	(b) - (c) + (e) - (g) = (i)	**88,878**	**56,563**	**41,056**
Average shares for basic EPS	(j)	25,636,292	18,501,663	17,321,513
Average shares for diluted EPS	(k)	25,742,362	18,588,309	17,406,108
Adjusted Basic EPS	(i) / (j)	**$ 3.47**	**$ 3.06**	**$ 2.37**
Adjusted Diluted EPS	(i) / (k)	**$ 3.45**	**$ 3.04**	**$ 2.36**
EFFICIENCY RATIO				
Amortization of core deposit intangibles	(l)	$ 4,639	$ 1,964	$ 1,555
Reported Efficiency Ratio	(f - l) / (a + d)	**56.13%**	**54.99%**	**59.71%**
Adjusted Efficiency Ratio	(g - l) / (b + e)	**51.46%**	**52.34%**	**57.49%**
PROFITABILITY				
Total Average Assets	(m)	$ 7,966,421	$ 5,469,542	$ 4,395,552
Return on Average Assets (annualized)	(a - c + d - f - h) / (m)	**0.96%**	**0.98%**	**0.88%**
Adjusted Return on Average Assets (annualized)	(i) / (m)	**1.12%**	**1.03%**	**0.93%**

(1) Excludes $5,528 charge to remeasure deferred taxes as a result of the enactment of the Tax Cuts and Jobs Act and $259 thousand of one-time nondeductible tax expense and assumes the resulting normalized effective tax rate of 32.4% for the year ended December 31, 2017. Assumes actual effective tax rate of 33.2% and 32.6% for the years ended December 31, 2016, and 2015, respectively.

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Supplemental Information - Non-GAAP Financial Measures (unaudited) Reconciliation of Tangible Common Equity to Tangible Assets APPENDIX 23 Tangible Common Equity To Tangible Assets 12/31/17 9/30/17 6/30/17 3/31/17 12/31/16 12/31/2015 12/31/14 ($ in thousands) Tangible Common Equity Total common stockholders' equity $ 1,336,018 $ 1,281,460 $ 1,259,592 $ 688,469 $ 672,365 $ 603,371 $ 516,913 Adjustments: Goodwill (621,458) (606,701) (607,263) (258,319) (258,319) (258,643) (229,457) Core deposit intangibles, net (43,244) (47,198) (48,992) (13,685) (14,177) (16,357) (12,455) Tangible Common Equity $ 671,316 $ 627,561 $ 603,337 $ 416,465 $ 399,869 $ 328,371 $ 275,001 Tangible Assets Total Assets $ 8,684,463 $ 8,891,114 $ 8,593,979 $ 6,022,614 $ 5,852,801 $ 5,055,000 $ 4,132,639 Adjustments: Goodwill (621,458) (606,701) (607,263) (258,319) (258,319) (258,643) (229,457) Core deposit intangibles (43,244) (47,198) (48,992) (13,685) (14,177) (16,357) (12,455) Tangible Assets $ 8,019,761 $ 8,237,215 $ 7,937,724 $ 5,750,610 $ 5,580,305 $ 4,780,000 $ 3,890,727 Tangible Common Equity To Tangible Assets 8.37% 7.62% 7.60% 7.24% 7.17% 6.87% 7.07%

Contact Information 24 Corporate Headquarters Analysts/Investors: Independent Bank Group, Inc. Michelle Hickox 1600 Redbud Blvd Executive Vice President and Chief Financial Officer Suite 400 (972) 562-9004 McKinney, TX 75069 mhickox@ibtx.com Media: 972-562-9004 Telephone Peggy Smolen 972-562-7734 Fax Marketing & Communications Director www.ibtx.com (972) 562-9004 psmolen@ibtx.com